UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

270 E. Grand Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2014 the Board of Directors (the “Board”) of Portola Pharmaceuticals, Inc. (the “Company”) appointed Mr. John H. Johnson to serve as a director of the Company, effective as of March 26, 2014. The Board also appointed Mr. Johnson to serve on the Compensation Committee.

Mr. Johnson has served as a member of the Board of Directors of Dendreon Corporation since August 2011, and was named Chair in July 2013. He has also served as the President and Chief Executive Officer of Dendreon Corporation since January 2012. Mr. Johnson previously served as the Chief Executive Officer and a director of Savient Pharmaceuticals, Inc., a pharmaceutical company, from January 2011 until January 2012, and prior to that time, served as Senior Vice President and President of Eli Lilly and Company’s Oncology unit from November 2009 until January 2011. He was also Chief Executive Officer of ImClone Systems Incorporated (“ImClone”), which develops targeted biologic cancer treatments, from August 2007 until November 2009, and served on ImClone’s Board of Directors until it was acquired by Eli Lilly in November 2008. Prior to joining ImClone, Mr. Johnson served as Company Group Chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit from 2005 until August 2007, President of its Ortho Biotech Products LP and Ortho Biotech Canada unit from 2003 until 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 until 2003. Prior to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corporation and Pfizer, Inc. Mr. Johnson is the former chairman of Tranzyme Pharma, Inc. He is currently a member of the board of directors of Cempra Pharmaceuticals, Inc. and Histogenics Corporation. He earned his bachelor’s degree from the East Stroudsburg University of Pennsylvania.

In connection with his appointment to the Board and the Compensation Committee, Mr. Johnson will receive annual cash compensation of $50,000 and $6,500, respectively. In addition, Mr. Johnson will receive an initial stock option grant to purchase 20,000 shares of Company common stock at an exercise price equal to the fair market value of the common stock on the effective date of his appointment, such grant to vest, subject to continuous service, on a monthly basis for the 36-month period following the date of grant.

A copy of the press release announcing Mr. Johnson’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document
99.1	Press release entitled “Portola Pharmaceuticals Appoints John H. Johnson to Board of Directors” dated March 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: March 18, 2014
	By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description of Document
99.1	Press release entitled “Portola Pharmaceuticals Appoints John H. Johnson to Board of Directors” dated March 18, 2014.